                         SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C. 20549

                                      FORM 8-K
                                   CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of the
                          Securities Exchange Act of 1934

                                 November 16, 1998

                          Commission File Number: 0-22281

                                    SCOOP, INC.

               (Exact name of Registrant as specified in its charter)

             Delaware                              33-0726608
   (State or other jurisdiction of           (I.R.S. Employer ID No.)
    incorporation or organization)

                         1800 Century Park East, Suite 600
                                  Los Angeles, CA
                                       90067
                      (Address of principal executive offices)
                                     (Zip Code)

                                   (949) 225-6000
                (Registrant's telephone number, including area code)


                                2540 Red Hill Avenue
                                  Santa Ana, CA
                                       92705
           (Former name or former address, if changed since last report)


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                      INFORMATION TO BE INCLUDED IN THE REPORT


Item 5.  Other Events.
               As previously announced on July 31, 1998, Scoop, Inc. filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code in the U.S. Bankruptcy Court for the Central District of California (the "Bankruptcy Court").

               Due to the bankruptcy proceeding and the need for the Company to prepare a business plan in connection with its reorganization, among other things, the Company will not file its Reports on Form 10-Q for the fiscal quarter ending September 30, 1998 or its Reports on Form 10-K for the fiscal year ended December 31, 1998 by their respective due dates of November 15, 1998 and March 31, 1999.

               In the interim period until these filings are made, the Company will file, under cover of Form 8-K, copies of the monthly operating reports required to be filed with the Bankruptcy Court within 15 days after filing such reports with the Bankruptcy Court. The first Report on Form 8-K including such operating reports are therefore expected to be filed with the Commission on or before November 30, 1998.

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     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signedf on its behalf by the undersigned hereunto duly authorized.


                               SCOOP, INC.

Date:  November 16, 1998
                              /s/  Rand Bleimeister
                              --------------------------------
                              Rand Bleimeister
                              Chief Executive Officer, President
                              Chief Financial Officer and Chairman of the Board

                              /s/ Kristy Allan
                              ---------------------------------
                              Kristy Allan
                                Principal Accounting Officer




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